Exhibit 99.1

NEWS RELEASE

ARC LOGISTICS PARTNERS LP ANNOUNCES RESULTS FOR THIRD QUARTER 2013

NEW YORK, NY, December 18, 2013 (GLOBE NEWSWIRE)—Arc Logistics Partners LP (NYSE: ARCX) (“Arc Logistics” or the “Partnership”) today reported its predecessor financial results for the third quarter ended September 30, 2013.

Arc Logistics Partners LP completed its initial public offering (“IPO”) during the fourth quarter of 2013, and as a result, the third quarter 2013 reporting period relates to the financial and operating results of the Partnership’s predecessor entity, Arc Terminals LP, which are not necessarily representative of the results anticipated for the Partnership following the completion of the IPO and related transactions.

Recent Developments

•	On November 12, 2013, Arc Logistics Partners LP completed its IPO by selling 6,000,000 common units to the public at an issue price of $19.00 per unit. On November 18, 2013, the Partnership sold 786,869 additional common units pursuant to the partial exercise of the underwriters’ over-allotment option (together with the IPO, the “Offering”).

•	In connection with the Offering, the Partnership amended and restated its credit facility (the “Amended and Restated Credit Facility”) with a syndicate of lenders. The Amended and Restated Credit Facility has up to $175.0 million of borrowing capacity, an initial term of five years and a $100.0 million accordion feature.

•	In connection with the closing of the IPO, the Partnership acquired a 10.3% limited liability company interest in Gulf LNG Holdings Group, LLC, which owns a fully contracted liquefied natural gas regasification and storage facility in Pascagoula, MS.

Third Quarter 2013 Financial and Operating Results

•	Total revenue for the three months ended September 30, 2013 was $12.6 million compared to $5.0 million in the corresponding period in 2012. The increase in revenue is related to the acquisition of the Mobile, AL, Saraland, AL and Brooklyn, NY facilities, the execution of new customer agreements and increased customer activity that occurred in 2013.

•	Net income for the third quarter 2013 was $1.3 million compared to $0.9 million in the corresponding period in 2012. The increase in net income is related to the higher revenue offset by incremental operating expenses, costs related to the Offering, and one-time acquisition-related expenses.

•	Adjusted EBITDA was $5.9 million for the third quarter 2013, compared to $2.2 million for the third quarter 2012.

•	Storage capacity as of September 30, 2013 was 4.9 million barrels compared to 3.2 million barrels for the corresponding date in 2012. This growth is attributable to the acquisition of the Mobile, AL and Brooklyn, NY facilities and the completion of the construction of 150,000 barrels of new storage capacity for a customer in Mobile, AL which went into service in November 2013.

•	Throughput activity for the three months ended September 2013 was 76.5 mbpd compared to 38.1 mbpd for the corresponding period in 2012. This increase was due to the acquisition of the Mobile, AL, Saraland, AL and Brooklyn, NY facilities and increased customer activity in the Gulf Coast and East Coast terminals.

Adjusted EBITDA and Use of Non-GAAP Financial Measures

We define Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and unusual or non-recurring charges. Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) the performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) our ability to make distributions; (iv) our ability to incur and service debt and fund capital expenditures; and (v) our ability to incur additional expenses.

We believe that the presentation of Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Adjusted EBITDA is net income. Adjusted EBITDA should not be considered as an alternative to net income. Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income. You should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Please see the reconciliation of net income to Adjusted EBITDA in the accompanying tables.

About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products. For more information please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ from forward looking statements include but are not limited to: (i) adverse economic, capital markets and political conditions; (ii) changes in the market place for the Partnership’s products and services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of its assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (viii) effects of future laws or governmental regulations; and (ix) litigation. For additional information regarding known material factors that could cause the Partnership’s actual results to differ from projected results, please see “Risk Factors” in the prospectus filed on November 7, 2013 with the SEC and subsequent SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Investor Contact:

Anne G. Fegely

Manager- Investor Relations

IR@arcxlp.com

212-993-1290

www.arcxlp.com

ARC TERMINALS LP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except operating data)

(Unaudited)

	Three Months Ended, September 30,		Nine Months Ended, September 30,
	2013	2012	2013	2012
Revenues:
Third-party customers	$10,777	$2,723	$29,460	$9,756
Related parties	1,848	2,301	5,869	7,307

	12,625	5,024	35,329	17,063

Expenses:
Operating expenses	5,062	1,705	14,194	5,232
Selling, general and administrative	1,368	379	6,161	1,757
Selling, general and administrative - affiliate	624	698	1,842	1,985
Depreciation	1,548	823	4,154	2,474
Amortization	1,290	153	3,425	472

Total expenses	9,892	3,758	29,776	11,920

Operating income	2,733	1,266	5,553	5,143

Other income (expense):
Gain on bargain purchase of business	—	—	11,777	—
Other income	—	4	47	4
Interest expense	(1,456)	(349)	(4,889)	(967)

Total other income (expenses), net	(1,456)	(345)	6,935	(963)

Income before income taxes	1,277	921	12,488	4,180
Income taxes	3	3	18	40

Net Income	1,274	918	12,470	4,140
Net income attributable to preferred units	(600)	—	(1,546)	—

Net income attributable to partners’ capital	$674	$918	$10,924	$4,140

Other Financial Data:
Adjusted EBITDA	$5,945	$2,246	$16,845	$8,093

Operating Data:
Storage capacity (bbls) (1)	4,959,100	3,207,100	4,959,100	3,207,100
Throughput (mbpd) (2)	76.5	38.1	71.4	38.1

(1)	Represents barrels (“bbls”).
(2)	Represents thousands of barrels per day (“mbpd”).

ARC TERMINALS LP

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

(Unaudited)

	September 30, 2013	December 31, 2012
Assets:
Current assets:
Cash and cash equivalents	$973	$1,429
Trade accounts receivable	3,638	973
Due from related parties	611	842
Inventories	268	236
Other current assets	627	171

Total current assets	6,117	3,651

Property, plant and equipment, net	199,380	116,800
Intangible assets, net	39,597	3,687
Goodwill	15,162	6,730
Other assets	3,982	896

Total assets	$264,238	$131,764

Liabilities and partners’ capital:
Current liabilities:
Credit facility, current	$5,688	$—
Accounts payable	5,145	1,813
Due to related parties	130	123
Accrued expenses	2,476	1,464
Due to general partner	4,772	216
Deferred revenue, current portion	5	3
Other liabilities	24	—

Total current liabilities	18,240	3,619

Credit facility, net of current portion	106,875	30,500
Deferred revenue, net of current portion	56	56
Deposit payable	—	46

Commitments and contingencies

Issuance of preferred units	30,600	—

Partners’ capital (deficit):
General partner	121	(98)
Limited partners	108,346	97,641

Total partners’ capital	108,467	97,543

Total liabilities and partners’ capital	$264,238	$131,764

ARC TERMINALS LP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended, September 30,
	2013	2012
Cash flow from operating activities:
Net income	$12,470	$4,140
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,154	2,474
Amortization	3,425	472
Gain on bargain purchase of business	(11,777)	—
Amortization of deferred financing costs	1,639	323
Changes in operating assets and liabilities
Trade accounts receivable	(2,434)	352
Inventories	(13)	15
Other current assets	(456)	116
Other assets	(1,206)	—
Accounts payable	3,137	1,668
Accrued expenses	1,012	(205)
Due to general partner	4,556	(1,336)
Deferred revenue	2	(181)
Other liabilities	(22)	(6)

Net cash provided by operating activities	14,487	7,832

Cash flows from investing activities
Capital expenditures	(10,540)	(11,375)
Acquisitions	(82,000)	—

Net cash used in investing activities	(92,540)	(11,375)

Cash flows from financing activities
Cash distributions	(946)	(6,081)
Deferred financing costs	(3,519)	(1,123)
Repayments to credit facility	(35,938)	(21,500)
Proceeds from credit facility	118,000	31,500

Net cash provided by financing activities	77,597	2,796

Net decrease in cash and cash equivalents	(456)	(747)
Cash and cash equivalents, beginning of period	1,429	1,948

Cash and cash equivalents, end of period	$973	$1,201

Supplemental disclosure of cash flow information:
Cash paid for interest, net of capitalized interest	$3,497	$950
Cash paid for income taxes	18	40
Non-cash investing and financing activities:
Issuance of preferred units	30,000	—
Deemed distributions to preferred units	1,546	—
(Decrease) Increase in purchases of property plant and equipment in accounts payable and accrued expenses	(202)	1,043

ARC TERMINALS LP

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended, September 30,		Nine Months Ended, September 30,
	2013	2012	2013	2012
Net Income	$1,274	$918	$12,470	$4,140
Income taxes	3	3	18	40
Interest expense, net	1,456	349	4,889	967
Gain on bargain purchase of business	—	—	(11,777)	—
Depreciation	1,548	823	4,154	2,474
Amortization	1,290	153	3,425	472
One-time transaction expenses (a)	374	—	3,666	—

Adjusted EBITDA	$5,945	$2,246	$16,845	$8,093

(a)	The one-time transaction expenses relate to the due diligence and acquisition expenses associated with the purchase of the Mobile, AL, Saraland, AL and Brooklyn, NY facilities.